UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Ciphergen Biosystems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2005

Dear Stockholders:

It is my pleasure to invite you to the 2005 Annual Meeting of Stockholders of Ciphergen Biosystems, Inc. to be held on Wednesday, June 8, 2005 at 10:00 a.m. at Ciphergen’s principal executive offices located at 6611 Dumbarton Circle, Fremont, California. The enclosed Notice of the Annual Meeting and the Proxy Statement describe the business to be conducted at the meeting.

I hope you will be able to join us. If you are unable to attend this year’s meeting, you can ensure your representation by completing the enclosed Proxy and returning it to us promptly.

Thank you for your continued interest and participation in the affairs of Ciphergen Biosystems, Inc.

Sincerely,

William E. Rich, Ph.D
President, Chief Executive Officer and Director

CIPHERGEN BIOSYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 8, 2005

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Ciphergen Biosystems, Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, June 8, 2005 at 10:00 a.m., local time, at the Company’s offices located at 6611 Dumbarton Circle, Fremont, California, for the following purposes:

1.      To elect Rajen K. Dalal and John A. Young as the two (2) Class II directors to the Company’s Board of Directors, each to serve for a three year term and until his successor is duly elected and qualified (Proposal One);

2.      To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005 (Proposal Two); and

3.      To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 11, 2005 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a Proxy.

Sincerely,

Michael J. O’Donnell
Secretary

Palo Alto, California

April 29, 2005

CIPHERGEN BIOSYSTEMS, INC.
6611 Dumbarton Circle
Fremont, California 94555

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Ciphergen Biosystems, Inc. (the “Company”) for use at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s principal executive offices on Wednesday, June 8, 2005, at 10:00 a.m. local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and its telephone number is (510) 505-2100.

The Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2005, containing financial statements for the fiscal year ended December 31, 2004, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement, the accompanying Proxy and the Company’s Annual Report will first be mailed on or about May 2, 2005.

The Company shall provide without charge to each stockholder solicited by these proxy solicitation materials a copy of the Company’s Annual Report on Form 10-K, together with the financial statements required to be filed with the Annual Report, upon request of the stockholder made in writing to Ciphergen Biosystems, Inc., 6611 Dumbarton Circle, Fremont, California 94555, Attention: Investor Relations.

Record Date; Share Ownership; Voting

Stockholders of record at the close of business on April 11, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. At the Record Date, 29,475,663 shares of the Company’s Common Stock were issued and outstanding and held of record by approximately 152 stockholders. The holders of those shares are entitled to one vote per share on all matters presented at the Annual Meeting. The inspector of elections appointed for the Annual Meeting will separately tabulate the affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company at its principal executive offices (Attention: Investor Relations) either a written notice of revocation or a duly executed proxy bearing a later date, or attending the meeting and voting in person.

Solicitation of Proxies

This solicitation of proxies is made by the Company and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted “FOR”, “AGAINST” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

When a proxy is properly dated, executed and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder as set forth on the proxy. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for directors set forth herein, (ii) for the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005, and (iii) at the discretion of the proxy holders on such other business as may properly come before the Annual Meeting or any adjournment thereof.

While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. With respect to a proposal that requires a majority of the outstanding shares however, a broker non-vote has the same effect as a vote against the proposal.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s Bylaws and the rules established by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2006 Annual Meeting of Stockholders must be received by the Company no later than January 3, 2006. If a stockholder intends to present a proposal at the 2006 Annual Meeting of Stockholders and the stockholder does not give appropriate notice to the Company on or before March 7, 2006, the persons named as proxies may use their discretionary voting authority to vote on the proposal.

PROPOSAL ONE

ELECTION OF TWO CLASS II DIRECTORS

Nominees

The Company’s Board of Directors is divided into three classes, with the terms of office of Class I expiring at the 2007 Annual Meeting of Stockholders, Class II expiring at the 2005 Annual Meeting of Stockholders, and Class III expiring at the 2006 Annual Meeting of Stockholders. The Company currently has seven directors, with two directors in Class I, two directors in Class II and three directors in Class III. The terms of office of the Class II directors, Rajen K. Dalal and John A. Young, will expire at the Annual Meeting.

At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for director nominees Rajen K. Dalal and John A. Young, who are currently Class II directors of the Company. Each nominee has consented to be named a nominee in the Proxy Statement and to continue to serve as a director if elected. If the nominee becomes unable or declines to serve as a director, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the other nominee if possible, or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees.

The Company is not aware of any reason that the nominees will be unable or will decline to serve as directors. The term of office of each person elected as a director will continue until the Company’s 2008 Annual Meeting of Stockholders and until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

The following table sets forth, for the Class II nominees and our other current directors who will continue in office after the Annual Meeting, information with repect to their ages and the office held with the Company as of March 15, 2005.

Name	Age	Position	Director Since
John A. Young(1)(2)(3)	73	Chairman of the Board of Directors	1993
William E. Rich, Ph.D.	60	Director	1994
Judy Bruner(2)	46	Director	2003
Michael J. Callaghan(1)(2)	52	Director	1998
Rajen K. Dalal, Ph.D.(3)	51	Director	2003
James L. Rathmann	53	Director	1993
Wendell Wierenga, Ph.D.(1)	57	Director	2002

(1)          Member of Compensation Committee

(2)          Member of Audit Committee

(3)          Member of Nominating and Governance Committee

There is no family relationship between any director or executive officer of the Company.

Vote Required

Directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

Nominees for Election to a Three-Year Term Expiring at the 2008 Annual Meeting of Stockholders

Rajen K. Dalal, Ph.D. was until recently the President and Chief Executive Officer of Guava Technologies, Inc., a biotechnology company based on mammalian cell profiling and analysis. He became one of our directors in 2003. Prior to joining Guava in 2002, Dr. Dalal was at Chiron Corporation where he was most recently President of its Blood Testing Division. Prior to joining Chiron in 1991, Dr. Dalal was a leader of McKinsey & Company’s pharmaceuticals and technology management groups. Dr. Dalal received a bachelor’s degree in chemistry from St. Xavier’s College, the University of Bombay; a master’s degree in biochemical engineering from the Massachusetts Institute of Technology; and an M.B.A. from the University of Chicago.

John A. Young has been one of our directors since our inception and became our Chairman in 1995. Mr. Young was President and Chief Executive Officer of Hewlett-Packard Company from 1978 until his retirement in 1992. He serves as a director of another public life science company, Affymetrix, Inc., and also serves as a director of several private companies. He received a B.S.E.E. from Oregon State University and an M.B.A. from the Stanford Graduate School of Business.

THE CLASS I AND III DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE
TO ELECT THE NOMINEES FOR CLASS II DIRECTORS LISTED ABOVE
TO THE COMPANY’S BOARD OF DIRECTORS, EACH TO SERVE FOR A THREE YEAR TERM
AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED.

Directors Continuing in Office Until the 2006 Annual Meeting of Stockholders

William E. Rich, Ph.D. joined us in September 1994 as our President and Chief Executive Officer and as a director. Prior to joining us, Dr. Rich was Senior Vice President of Sepracor, Inc. from 1991 to 1994, and President of BioSepra Inc., which was spun off by Sepracor. Prior to joining Sepracor, he was Senior Vice President of Dionex Corporation and from 1975 to 1990, he had responsibility for both the Marketing and Sales and Research and Development departments at various times during his tenure there. Dr. Rich received a B.S. in chemistry from Carson Newman College and a Ph.D. in chemistry from the University of North Carolina, Chapel Hill and conducted post-doctoral research in biochemistry at Duke University.

Judy Bruner is Executive Vice President, Administration and Chief Financial Officer of SanDisk Corporation. She became one of our directors in 2003 and is also the chairman of our Audit Committee. She joined SanDisk in June 2004 after serving on their board of directors for two years. Ms. Bruner served as Senior Vice President and Chief Financial Officer of palmOne, Inc. from September 1999 through June 2004. Previously, Ms. Bruner held a succession of financial management positions at 3Com Corporation from 1988 to 1999. Ms. Bruner was Controller and Chief Financial Officer at Ridge Computers, Inc. from 1984 to 1988, and she held a variety of financial positions at Hewlett-Packard Company from 1980 to 1984. Ms. Bruner holds a B.A. in economics from the University of California, Los Angeles and an M.B.A. from Santa Clara University.

Wendell Wierenga, Ph.D. is Executive Vice President of Research and Development of Neurocrine Biosciences, Inc. and became one of our directors in 2002. From September 2000 to July 2003, Dr. Wierenga served as Chief Executive Officer of Syrrx, Inc., a biotechnology company focused on structural proteomics-based high throughput, rational drug discovery. From February 1999 to August 2000, Dr. Wierenga served as Senior Vice President, Worldwide Pharmaceutical Sciences, Technologies and Development of Parke-Davis (now Pfizer), and from 1990 to February 1999 as Senior Vice President of the Parke-Davis Pharmaceutical Research division of Warner-Lambert Company. Prior to that, Dr. Wierenga held a succession of research and development positions at The Upjohn Company from 1974 to 1990. Dr. Wierenga serves on the Board of Directors of Onyx Pharmaceuticals and Xenoport. Dr. Wierenga holds a B.A. from Hope College and a Ph.D. in chemistry from Stanford University.

Directors Continuing in Office Until the 2007 Annual Meeting of Stockholders

Michael J. Callaghan is Managing Director, Private Equity, of MDS Capital Corp. and became one of our directors in 1998. Prior to joining MDS Capital Corp. in 1992, he was active in several general management positions. Mr. Callaghan began his career with Ernst & Young, where he became a Chartered Accountant. He serves as a director of Systems Xcellence, Inc. and several private companies. He received a B. Comm. from McGill University and an M.B.A. from York University.

James L. Rathmann has been President of Falcon Technology Management Corporation and a general partner of Falcon Technology Partners, L.P. since its founding in 1993. Mr. Rathmann has been one of our directors since our inception. He serves as a director of several private companies. Prior to joining Falcon Technology in 1993, he was Senior Vice President of Operations at Soft-Switch, Inc. from 1984 to 1993. He received a B.A. in Mathematics from the University of Colorado and an M.S. in Computer Science from the University of Wisconsin.

Director Independence

The Board of Directors has determined that the following six of the Company’s seven directors are “independent” as defined by applicable law and NASDAQ listing standards: Ms. Bruner and Messrs. Callaghan, Dalal, Rathmann, Wierenga and Young.

Board Meetings and Committees

The Board of Directors held a total of 10 meetings during the fiscal year ended December 31, 2004. Throughout fiscal year 2004, all directors attended greater than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such directors served, with the exception of the Compensation Committee where Mr. Wierenga attended 50% of the meetings. The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The charters of these committees are available in the Corporate Governance section on the Company’s website.

Audit Committee

The Audit Committee is chaired by Judy Bruner and also includes Michael J. Callaghan and John A. Young, each of whom is an “independent director” as that term is defined under Rule 10A-3(b)(1) of the Exchange Act and in accordance with the current Nasdaq Stock Market’s director independence and listing standards. The Board has determined that Ms. Bruner qualifies as an “audit committee financial expert” as defined under Item 401(h) of Regulation S-K. The Committee is responsible for assuring the integrity of our financial controls, audit and reporting functions. It reviews with our management and our independent registered public accounting firm the effectiveness of our financial controls, accounting and reporting practices and procedures. In addition, the Audit Committee reviews the qualifications of our independent registered public accounting firm, makes recommendations to the Board of Directors regarding the selection of our independent registered public accounting firm, and reviews the scope, fees and results of activities related to audit and non-audit services. The Board has adopted a written charter for the Audit Committee. The Audit Committee held five meetings with the independent registered public accounting firm and two private meetings during fiscal 2004. A report of the Audit Committee for the year ended December 31, 2004 is included later in this Proxy Statement.

Compensation Committee

The Compensation Committee is chaired by John A. Young and also includes Michael J. Callaghan and Wendell Wierenga, each of whom is an “independent director” as defined under Rule 10A-3(b)(1) of the Exchange Act and in accordance with the current Nasdaq Stock Market’s director independence and listing standards. Its principal responsibility is to administer our stock plans and to set the salaries and incentive compensation, including stock option grants, for the Company’s President and Chief Executive Officer and senior executive officers. The Board has adopted a written charter for the Compensation Committee. The Compensation Committee held two meetings during fiscal 2004. A report of the Compensation Committee is included later in this Proxy Statement.

Nominating and Governance Committee

The Board of Directors established a Nominating and Governance Committee in February 2004. The Nominating and Governance Committee is chaired by John A. Young and also includes Rajen Dalal, each of whom is an “independent director” as defined under Rule 10A-3(b)(1) of the Exchange Act and in accordance with the current Nasdaq Stock Market’s director independence and listing standards. The Board has adopted a written charter for the Nominating and Governance Committee. The responsibilities of the Nominating and Governance Committee include developing a Board of Directors capable of advising the Company’s management in fields related to current or future business directions of the Company, and regularly reviewing issues and developments relating to corporate governance issues and formulating and recommending corporate governance standards to the Board of Directors. The Nominating and Governance Committee held no formal meetings in 2004.

The Committee approves all nominees for membership on the Board, including the slate of director nominees to be proposed by the Board to our stockholders for election or any director nominees to be elected or appointed by the Board to fill interim director vacancies on the Board.

In addition, the Committee appoints directors to committees of the Board and suggests rotation for chairpersons of committees of the Board as it deems desirable from time to time; and it evaluates and recommends to the Board the termination of membership of individual directors in accordance with the Board’s corporate governance principles, for cause or other appropriate reasons (including, without limitation, as a result of changes in directors’ employment or employment status). We have in the past used, and the Committee intends in the future to use, an executive recruiting firm to assist in the identification and evaluation of qualified candidates to join the Board; for these services, the executive recruiting firm is paid a fee. Director nominees are expected to have considerable management experience that would be relevant to our current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices.

The Committee assists the Board in identifying qualified persons to serve as directors of the Company. The Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending re-nomination, and recommends all approved candidates to the Board for appointment or nomination to Company stockholders. The Committee selects as candidates to the Board for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders.

Stockholders of the Company may communicate directly with the Board in writing, addressed to:

Board of Directors

c/o Corporate Secretary

Ciphergen Biosystems, Inc.

6611 Dumbarton Circle

Fremont, California 94555 U.S.A.

The Corporate Secretary will review each stockholder communication. The Corporate Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or to further a personal interest not shared by the other stockholders generally.

The Committee has not established a procedure for considering nominees for director nominated by the Company’s stockholders. The Board believes that our independent committee can identify appropriate candidates to our Board. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our Bylaws.

The Company encourages each of its directors to attend each Annual Meeting of the Company’s stockholders whenever attendance does not unreasonably conflict with the director’s other business and personal commitments. Three directors attended the 2004 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

PROPOSAL TWO

RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2005, and recommends that stockholders vote for ratification of such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or ratification, the Audit Committee and the Board of Directors, in their discretion, may direct the selection of a new independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the interest of the Company and its stockholders. If the selection is not ratified, the Audit Committee will reconsider its selection.

PricewaterhouseCoopers LLP has audited the Company’s financial statements since the year ended December 31, 1994. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, for the audit of the Company’s financial statements for the years ended December 31, 2003 and 2004, and fees billed during those periods for other services rendered by PricewaterhouseCoopers LLP (in thousands).

	2003	2004
Audit fees	$512	$871
Audit-related fees	18	57
Tax fees	84	205
All other fees	—	—
	$614	$1,133
Fees included above attributable to compliance with the Sarbanes-Oxley Act of 2002	$18	$477

Fees for audit services included fees associated with the annual audit, including the audit of internal controls as of December 31, 2004 to comply with the Sarbanes Oxley Act of 2002, and the reviews of the Company’s quarterly reports on Form 10-Q, as well as assistance with SEC filings related to our issuance of convertible senior notes in 2003, increases to the number of shares reserved for our stock plans, and the sale of our BioSepra process chromatography business in 2004, and statutory audits of the Company’s international subsidiaries. Audit-related services included advisory work related to the Sarbanes-Oxley Act of 2002. Tax fees included tax compliance, tax planning and advisory services to the Company and its international subsidiaries.

All audit, audit-related, tax and other services for 2004 were pre-approved by the Audit Committee, which concluded that the provision of those services by PricewaterhouseCoopers LLP was compatible with the maintenance of the independent registered public accounting firm’s independence. The Audit

Committee’s pre-approval policy provides for pre-approval of audit, audit-related, tax and all other services.

Required Vote

The affirmative vote of the holders of a majority of the Votes Cast is required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 11, 2005, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each director and each nominee for director, (ii) each of the executive officers named in the Summary Compensation Table appearing herein, (iii) any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, and (iv) all executive officers, directors and nominees for director of the Company as a group. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, which may at a subsequent date result in a change of control of the Company. Unless otherwise indicated, the address of each listed stockholder is c/o Ciphergen Biosystems, Inc., 6611 Dumbarton Circle, Fremont, California 94555.

Name and Address of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding(1)
5% STOCKHOLDERS, DIRECTORS, NOMINEES FOR DIRECTOR AND NAMED EXECUTIVE OFFICERS
Wellington Management Company, LLP 75 State Street Boston, MA 02109	3,660,125	12.4%
James L. Rathmann(2)	2,365,831	8.0%
Falcon Technology Partners 600 Dorset Road Devon, PA 19333	2,235,431	7.6%
Barclay’s Global Investors 45 Fremont Street, 17th Floor San Francisco, CA 94105	1,967,638	6.7%
Arnold H. Snider Deerfield Capital L.P. 780 Third Avenue, 37th Floor New York, NY 10017	1,945,086	6.6%
Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,838,000	6.2%
William E. Rich(3)	1,433,952	4.8%

Michael J. Callaghan(4) MDS Capital (USA) Corp. 435 Tasso Street, Suite 315 Palo Alto, CA 94301-1552	1,174,391	4.0%
John A. Young(5) 167 S. San Antonio Road, Suite 7 Los Altos, CA 94022-3055	340,040	1.1%
Matthew J. Hogan(6)	178,751	*
John R. Storella(7)	176,367	*
Martin L. Verhoef(8)	172,957	*
David A. DeNola(9)	132,953	*
Gail S. Page(10)	91,319	*
Rajen K. Dalal(11)	55,500	*
Wendell Wierenga(12) Neurocrine Biosciences, Inc. 10555 Science Center Drive San Diego, CA 92121	49,000	*
Judy Bruner(13) SanDisk Corporation 140 Caspian Court Sunnyvale, CA 94087	45,416	*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (fourteen persons)(14)	6,242,879	21.0%

*                    less than one percent of outstanding shares

(1)          Applicable percentage ownership is based on 29,475,663 shares of Common Stock outstanding as of April 11, 2005 together with applicable options for such stockholder. The table is based on information supplied by officers, directors and principal stockholders, and Schedules 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after April 11, 2005, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)          Includes 111,800 shares in the name of Mr. Rathmann, a director, issuable within 60 days of April 11, 2005 upon exercise of stock options, 18,600 shares currently owned by Mr. Rathmann and 2,235,431 shares in the name of Falcon Technology Partners, of which Mr. Rathmann is a General Partner.

(3)          Includes 26,229 shares held in an Individual Retirement Account and 4,300 shares held by Lenita L. Rich, a former employee, who is Dr. Rich’s spouse. Includes 514,833 shares of Common Stock issuable within 60 days of April 11, 2005 upon exercise of stock options.

(4)          Includes 78,200 shares issuable within 60 days of April 11, 2005 upon exercise of stock option grants to Michael J. Callaghan, 20,000 shares currently owned by Mr. Callaghan and 1,076,191 shares owned by four funds managed or advised by MDS Capital Corp. Mr. Callaghan, a director, is Senior Vice President of MDS Capital Corp.

(5)          Includes 139,440 shares of Common Stock and 200,600 shares issuable within 60 days of April 11, 2005 upon exercise of stock options granted to Mr. Young.

(6)          Includes 158,482 shares of Common Stock issuable within 60 days of April 11, 2005 upon exercise of stock options.

(7)          Includes 140,415 shares of Common Stock issuable within 60 days of April 11, 2005 upon exercise of stock options.

(8)          Includes 169,964 shares of Common Stock issuable within 60 days of April 11, 2005 upon exercise of stock options.

(9)          Mr. DeNola resigned as Vice President, Biosystems Division Operations, in January, 2005; the Company has payment obligations continuing through July 2005. The securities ownership information provided is the most recent information available to the Company, as Mr. DeNola is no longer required to publicly disclose his ownership position. Includes 96,366 shares of Common Stock issuable within 60 days of April 11, 2005 upon exercise of stock options.

(10)   Includes 87,499 shares of Common Stock issuable within 60 days of April 11, 2005 upon exercise of stock options.

(11)   Includes 55,500 shares of Common Stock issuable within 60 days of April 11, 2005 upon exercise of stock options.

(12)   Includes 49,000 shares of Common Stock issuable within 60 days of April 11, 2005 upon exercise of stock options.

(13)   Includes 45,416 shares of Common Stock issuable within 60 days of April 11, 2005 upon exercise of stock options.

(14)   Includes 1,722,024 shares issuable within 60 days of April 11, 2005 upon exercise of stock options, and a total of 287 shares which are subject to repurchase in the event of termination of employment, as part of an early exercise agreement for one officer. Mr. DeNola is not included.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Officers:

Egisto Boschetti, 59, joined Ciphergen as a result of the BioSepra acquisition in July 2001, and serves as Vice President, Research and Development. Internationally recognized as an expert in protein separation by chromatography, he served BioSepra and its predecessors as Research Director since the inception of this business in the late 1970’s. With a degree in biochemistry from the University of Bologna (Italy) and an M.B.A. from Institut Français de Gestion (France), Dr. Boschetti is one of the co-founders of Biosphere Medical where he served as President at the early stage of that company’s development. His extensive experience in the domain of proteins is witnessed by over 180 scientific publications in international journals and books and applications for more than 30 patents. Major accomplishments in the bio-purification domain are the design of a variety of composite solid phase sorbents, coupling chemistry, ligand design and immobilization.

Daniel M. Caserza, 52, joined us in May 1999 as Corporate Controller and was promoted in April 2005 to Vice President. Prior to joining us, he was Corporate Controller at Intellisys Group from March 1998 to April 1999, Swan Magnetics from June 1997 to March 1998, and Edify Corporation from June 1995 to June 1997, all technology companies. Earlier, he was Corporate Controller for Gas Tech, Inc., a subsidiary of Thermo Electron Corporation, from 1992 to 1995, and before that he spent eleven years with Hewlett-Packard Company in a variety of financial positions. Mr. Caserza also previously worked in public accounting with Deloitte Haskins & Sells. He received a B.S. in mathematics from Santa Clara University and an M.B.A. from the Santa Clara University Graduate School of Business.

Matthew J. Hogan, 45, joined us in September 2000 as our Vice President and Chief Financial Officer and was named Senior Vice President in March 2004. Prior to joining us, he was the Chief Financial Officer at Avocet Medical, Inc. starting in June 1999. From 1996 to 1999, Mr. Hogan was the Chief Financial Officer at Microcide Pharmaceuticals, Inc. From 1986 to 1996, he held various positions in the investment banking group at Merrill Lynch & Co., most recently as a Director focusing on the biotechnology and pharmaceutical sectors. Mr. Hogan holds a B.A. in economics from Dartmouth College and an M.B.A. from the Amos Tuck School of Business Administration.

James P. Merryweather, Ph.D., 55, joined us in March 2005, as Executive Vice President, Pharmaceutical Corporate Development. Prior to joining Ciphergen, Dr. Merryweather spent five years at Incyte Corporation, most recently as Executive Vice President of Business Development and Commercial Operations. Prior to joining Incyte, he was at Millennium Pharmaceuticals as Vice President, Program Management. Prior to joining Millennium, he spent 15 years at Chiron Corporation in a variety of roles ranging from Senior Scientist to Director of Project Management. Dr. Merryweather has spent over 20 years in the biotechnology industry in senior positions in research and development, program management and business development. Dr. Merryweather graduated with a B.S. in chemistry from Northern Illinois University and a Ph.D. in biochemistry from Washington State University.

Gail S. Page, 49, joined us in January 2004 as President of Ciphergen’s Diagnostic Division and an Executive Vice President of Ciphergen Biosystems, Inc. From October 2000 to January 2003, she was the Executive Vice President and Chief Operating Officer of Luminex Corporation. From 1988 to 2000, she held various senior level management positions with Laboratory Corporation of America. In 1993, she was named Senior Vice President, Office of Science and Technology at LabCorp, responsible for the management of scientific affairs in addition to the diagnostics business segment. Additionally, from 1995 to 1997, she headed the Cytology and Pathology Services business unit for LabCorp. From 1988 to 2000, she was a member of the Scientific Advisory Board and chaired the committee from 1993 to 1997. Prior to her years at LabCorp and its predecessor, Roche Biomedical, she worked in various functions in the academic and diagnostic industry. She received her Medical Technology degree in 1976 from the University of Florida in combination with an A.S. in cardiopulmonary technology.

John R. Storella, 49, joined us in April 2000 as Vice President, Intellectual Property Affairs. Prior to joining us, he was a Partner from January 1999 to April 2000, and an Associate Attorney from October 1994 to December 1998, at Townsend and Townsend and Crew, LLP, a San Francisco law firm specializing in intellectual property. Prior to that, he was an Associate Attorney at Campbell and Flores in San Diego, where he specialized in biotechnology patent law from April 1993 to September 1994. From 1988 to 1993 he was an Associate Attorney specializing in patent law at Fish & Neave in New York. He received a B.A. in biology from Dartmouth College, an M.A. in zoology from the University of Massachusetts, Amherst and a J.D. from the University of Virginia School of Law.

Martin L. Verhoef, 45, joined us in April 2000 as Vice President, Sales and Marketing and was promoted on January 2004 to Executive Vice President of Ciphergen Biosystems, Inc. and President of Ciphergen’s Biosystems Division. Prior to joining us, he was with Hewlett-Packard Company/Agilent Technologies, Inc. from 1990 to April 2000. He was Marketing Manager, Bioscience Products from March 1999 to April 2000, System Program Manager, Bioscience Products from September 1997 to February 1999, and Marketing Section Manager, Bioscience Products from June 1996 to August 1997. Prior to that, he was Product Marketing Manager, Capillary Electrophoresis and Liquid Chromatography from 1990 to 1996 at Hewlett-Packard GmbH, in Waldbronn, Germany. From 1989 to 1990, he was Product Manager, Process Chromatography at Pharmacia LKB Biotechnology AB in Sweden. He received a B.S. in medical microbiology and biochemistry from the Van’t Hoff Institute in Rotterdam, the Netherlands.

Executive Compensation

The following table sets forth all compensation paid or accrued during fiscal years 2004, 2003 and 2002 to the Company’s President and Chief Executive Officer, and each of the Company’s four other most highly compensated executive officers whose annual compensation exceeded $100,000 for fiscal year 2004 (each a “Named Officer”).

SUMMARY COMPENSATION TABLE

				Long-Term Compensation Awards
				Securities
	Fiscal	Annual Compensation		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Options(#)(2)	Compensation(3)
William E. Rich, Ph.D	2004	$273,333	$131,776	120,000	$15,458
President, Chief Executive	2003	264,167	310,203	150,000	18,759
Officer and Director	2002	251,500	240,101	125,000	26,024
David A. DeNola(4)	2004	$221,538	$34,273	—	$1,669
Former Vice President,	2003	214,225	43,675	25,000	1,622
Biosystems Division Operations	2002	204,306	40,866	20,000	1,622
Matthew J. Hogan	2004	$231,838	$38,143	50,000	$1,701
Senior Vice President	2003	215,694	59,134	35,000	1,640
and Chief Financial Officer	2002	200,454	40,086	30,000	1,640
Gail S. Page	2004	$235,455	$78,400	250,000	$1,571
Executive Vice President and
President, Diagnostics Division
John R. Storella	2004	$220,558	$34,122	20,000	$1,667
Vice President, Intellectual	2003	212,633	42,514	35,000	1,622
Property Affairs	2002	201,574	40,316	20,000	1,622
Martin L. Verhoef	2004	$249,698	$62,189	50,000	$9,768
Executive Vice President and	2003	233,356	92,687	50,000	8,630
President, Biosystems Division	2002	219,443	52,360	65,000	17,219

(1)          Includes bonuses earned by the Named Officer based upon performance in the year noted but paid in the subsequent year.

(2)          Represents options granted at fair market value at the time of grant pursuant to the Company’s 2000 Stock Plan. Such options vest on a monthly basis over a five-year period.

(3)          Represents amounts paid by the Company on behalf of the officer for term life insurance policies (the proceeds of which are payable to the officer’s beneficiaries) and, in the case of Dr. Rich and Mr. Verhoef, reimbursements for automobile leases. Also includes imputed interest in 2002 and 2003 on interest-free notes related to Dr. Rich’s relocation to California. The notes were repaid on or before their maturity dates in 2003.

(4)          Mr. DeNola resigned as Vice President, Biosystems Division Operations, in January, 2005.

OPTION GRANTS IN 2004

The following table sets forth information concerning grants of stock options to each of the Named Officers during 2004. All options granted to these executive officers in 2004 were granted under the 2000 Stock Plan. Except where otherwise noted, one-sixtieth (1/60th) of the shares subject to each option vest one month after the vesting commencement date, and an additional 1/60th of the shares subject to each option vest each month thereafter. The options are exercisable when vested. The percent of the total options set forth below is based on an aggregate of 1,636,625 options granted to employees during 2004. All options were granted at fair market value on the date of grant.

Potential realizable value represents hypothetical gains that could be achieved on the options if exercised at the end of the option term assuming the fair market value of the Common Stock on the date of grant appreciates at 5% and 10% per year over the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of the Company’s future Common Stock price.

	Individual Grants				Potential Realizable
	Number of				Value at Assumed
	Securities	Percent of Total			Annual Rates of Stock
	Underlying	Options Granted			Price Appreciation for
	Options	to Employees	Exercise Price		Option Term($)
Name	Granted(#)	During Period	($per Share)	Expiration Date	5%	10%
William E. Rich, Ph.D.	120,000	7.3	$8.51	March 2, 2014	$642,227	$1,627,530
President, Chief Executive
Officer and Director
David A. DeNola	—	—	—	—	—	—
Former Vice President,
Biosystems Division Operations
Matthew J. Hogan	50,000	3.1	8.51	March 2, 2014	267,595	678,137
Senior Vice President &
Chief Financial Officer
Gail S. Page	250,000	15.3	9.27	January 7, 2014	1,457,463	3,693,498
Executive Vice President and
President, Diagnostics Division
John R. Storella	20,000	1.2	8.51	March 2, 2014	107,038	271,255
Vice President, Intellectual
Property Affairs
Martin L. Verhoef	50,000	3.1	9.27	January 7, 2014	291,493	738,700
Executive Vice President and
President, Biosystems Division

(1)          Mr. DeNola resigned as Vice President, Biosystems Division Operations, in January, 2005.

AGGREGATE OPTION EXERCISES IN 2004 AND VALUES AT DECEMBER 31, 2004

The following table sets forth information concerning exercisable and unexercisable stock options held by the executive officers named in the summary compensation table at December 31, 2004. The value of unexercised in-the-money options is based on the fair market value per share, as of December 31, 2004, of the Company’s Common Stock underlying the options minus the actual exercise prices. All options were granted under the Company’s 1993 Stock Option Plan or 2000 Stock Plan. Except as otherwise noted, these options vest over 60 months and otherwise conform to the terms of the Company’s stock plans.

			Number of Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	December 31, 2004(#)		December 31, 2004($)(2)
Name	Exercise	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
William E. Rich, Ph.D.	—	$—	461,000	292,000	$209,496	$—
President, Chief Executive
Officer and Director
David A. DeNola(3)	—	—	87,449	51,551	36,957	2,859
Former Vice President,
Biosystems Division Operations
Matthew J. Hogan	—	—	142,033	88,467	67,802	—
Senior Vice President and Chief
Financial Officer
Gail S. Page	—	—	45,833	204,167	—	—
Executive Vice President and
President, Diagnostics Division
John R. Storella	—	—	128,983	55,267	61,103	—
Vice President, Intellectual
Property Affairs
Martin L. Verhoef	—	—	147,148	117,852	59,740	14,292
Executive Vice President and
President, Biosystems Division

(1)          The Value Realized is equal to the market value of the Company’s Common Stock on the date of exercise minus the exercise price.

(2)          Value is determined by subtracting the exercise price of an option from the $4.30 per share fair market value of the Company’s Common Stock as of December 31, 2004.

(3)          Mr. DeNola resigned as Vice President, Biosystems Division Operations, in January, 2005.

Employment and Severance Agreements

We entered into an employment agreement, dated August 24, 2000, with William E. Rich, Ph.D., our President and Chief Executive Officer.  The agreement provides that if his employment terminates other than voluntarily or for “Cause” or there is a “Constructive Termination,” Dr. Rich will continue to receive his salary and normal employee benefits for a period of 12 months. Additionally, his stock options will continue to vest for 24 months. The agreement also provides that immediately prior to any “Change in Control” in the Company, the vesting schedule for his held options will be accelerated by one year. Likewise, the agreement provides that if the Company is acquired and within 12 months afterwards Dr. Rich’s employment is terminated or constructively terminated without cause, Dr. Rich will receive severance pay and normal employee benefits for a period of 12 months and all of the options granted to him will immediately vest.

In January, 2005, David A. DeNola resigned as Vice President, Biosystems Division Operations, and the Company entered into a separation agreement whereby he will continue to receive salary and benefits through July 26, 2005. Stock options granted to Mr. DeNola continue to vest under the terms of the Company’s stock option plans during this period and are exercisable up to thirty (30) days thereafter. In addition, Mr. DeNola repaid a note related to the early exercise of a stock option, totaling approximately $193,307, including interest.

We entered into an employment agreement, dated January 15, 2005, with James P. Merryweather, Ph.D., Executive President, Pharmaceutical Corporate Development. The agreement provides that if his employment terminates other than voluntarily or for “Cause” or there is a “Constructive Termination,” Dr. Merryweather will continue to receive his salary and medical benefits for a period of 12 months. The agreement also provides that if the Company is acquired and within 12 months afterwards Mr. Merryweather’s employment is terminated or constructively terminated without cause, he will receive severance pay and medical benefits for a period of 12 months and all of the options granted to him will immediately vest.

We entered into an employment agreement, dated January 8, 2004, with Gail S. Page, President of Ciphergen’s Diagnostics Division and an Executive Vice President of Ciphergen Biosystems, Inc. The agreement provides that if her employment terminates other than voluntarily or for “Cause” or there is a “Constructive Termination,” Ms. Page will continue to receive her salary and medical benefits for a period of 12 months. The agreement also provides that if the Company is acquired and within 12 months afterwards Ms. Page’s employment is terminated or constructively terminated without cause, she will receive severance pay and medical benefits for a period of 12 months and all of the options granted to her will immediately vest.

We entered into an employment agreement, dated January 8, 2004, with Martin L. Verhoef, President of Ciphergen’s Biosystems Division and an Executive Vice President of Ciphergen Biosystems, Inc. The agreement provides that if his employment terminates other than voluntarily or for “Cause” or there is a “Constructive Termination,” Mr. Verhoef will continue to receive his salary and medical benefits for a period of 12 months. The agreement also provides that if the Company is acquired and within 12 months afterwards Mr. Verhoef’s employment is terminated or constructively terminated without cause, he will receive severance pay and medical benefits for a period of 12 months and all of the options granted to him will immediately vest.

Director Compensation

During 2002, the Board of Directors determined that it would commence a compensation system for outside directors and in 2003, this compensation system was revised. Pursuant to this system, each outside director receives, at the outside director’s choice, either: (i) payment in the amount of $5,000 paid quarterly as long as such person continues to act as a director, or (ii) an additional option to purchase a number of additional whole shares of Common Stock, which are determined by the Company to have a Black-Scholes valuation on the date of grant approximately equal to $20,000. In addition, each new outside director shall be granted, on the date of the first meeting of the Board he or she attends, an option to purchase 25,000 shares of Common Stock, vesting monthly over a 24-month period. Each continuing outside director shall be granted an annual option, on the date of each Annual Meeting of Stockholders, to purchase 12,500 shares of our Common Stock, vesting monthly over a 12-month period. Also on the date of each Annual Meeting of Stockholders, the Chairman of the Board will receive an annual grant of an option to purchase 10,000 shares of our Common Stock, vesting monthly over a 12-month period. The Chairman of the Audit Committee receives an additional option to purchase 5,000 shares of our Common Stock, vesting monthly over a 12-month period and the Chairmen of the Compensation Committee and the Nominating and Governance Committee, if different from the Chairman of the Board, each receive an additional option to purchase 2,500 shares of our Common Stock, vesting monthly over a 12-month period.

The Company reimburses its directors who are not officers or employees for expenses incurred in attending any Board of Directors or committee meeting. Directors who are also the Company’s officers or employees are not compensated for attending Board of Directors or committee meetings.

Employee directors who meet the eligibility requirements may participate in the Company’s 2000 Employee Stock Purchase Plan.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

The Compensation Committee reviews and recommends to the Board of Directors for approval the Company’s executive compensation policies. The Compensation Committee during 2004 consisted of directors John A. Young, Michael J. Callaghan and Wendell Wierenga. The Board has adopted a written Compensation Committee Charter.

The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to the Company’s executive officers during the fiscal year ended December 31, 2004. Actual compensation earned during fiscal 2004 by the executive officers is shown in the Summary Compensation Table above under “Executive Compensation and Other Matters.”

Compensation Philosophy

The goal of the Company’s compensation policies is to align executive compensation with business objectives and corporate performance, and to attract and retain executives who contribute to the long-term success and value of the Company. Compensation for the Company’s executive officers consists of a base salary and potential cash bonus, as well as potential incentive compensation through stock options and stock ownership. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

Base Salaries

The base salary component is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industries. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions within the Company’s principal competitors, and internal comparability considerations. As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer’s qualifications, experience, prior salary, and competitive salary information. Year-to-year adjustments to each executive officer’s base salary are based upon personal performance for the year and changes in the general level of base salaries of persons in comparable positions within the industry.

Incentive Bonuses

The Company has a formal incentive bonus plan pursuant to which the executive officers of the Company are eligible to receive incentive cash compensation based upon achievement of quarterly, semi-annual or annual goals. The amounts of such cash bonuses for executive officers other than the Chief Executive Officer are determined by the Chief Executive Officer, subject to review and approval of the Compensation Committee and the Board of Directors. The amount of any cash bonus for the Chief Executive Officer is determined by the Compensation Committee, subject to the review and approval of the Board of Directors.

Long-Term Incentives

The Committee provides the Company’s executive officers with long-term incentive compensation through grants of stock options under the Company’s 2000 Stock Plan and the opportunity to purchase stock under the 2000 Employee Stock Purchase Plan (the “ESPP”). The Committee believes that stock options provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods (generally five years) that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company’s Common Stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the past and anticipated future contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

The Company established the ESPP both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the ESPP, employees may purchase Common Stock semi-annually through payroll deductions at a price equal to the lower of 85% of the closing price on the applicable offering commencement date or 85% of the closing price on the applicable purchase date. The Company has reserved 1,335,795 shares of Common Stock for issuance to employees under the ESPP.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. In determining salary, targeted bonus, actual bonus to be paid, and options to be granted, the Compensation Committee considered industry survey data from a variety of sources as well as the Company’s overall performance. In 2004, William E. Rich’s base salary of $265,000 was increased 3.8% to $275,000. Mr. Rich received a $130,000 bonus in 2005 relative to 2004 performance, a $190,000 bonus in 2004 relative to 2003 performance, and a $120,000 bonus in 2003 related to the successful resolution of a litigation matter in 2003. The Compensation Committee has reviewed all components of Dr. Rich’s compensation, including base salary, bonuses and equity compensation. Based on this review, the Compensation Committee determined that our Chief Executive Officer’s total compensation in the aggregate is reasonable and not excessive.

Section 162(m)

The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the Proxy Statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

In approving the amount and form of compensation for the Company’s executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Respectfully submitted by:
MEMBERS OF THE COMPENSATION COMMITTEE
John A. Young, Chairman
Michael J. Callaghan
Wendell Wierenga

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The charter of the Audit Committee specifies that the purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its subsidiaries. A copy of the Audit Committee’s charter is available in the Corporate Governance section of the Company’s website.

The Board of Directors maintains an Audit Committee comprised of three of the Company’s outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(14).

The Board has adopted a written Audit Committee Charter. The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2004 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with representatives of the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting policies and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended by Statement on Auditing Standards No. 90, “Audit Committee Communication.” In addition, the Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board in its Standard No. 1.

The Committee also discussed with the Company’s independent registered public accounting firm the overall scope and results of its audit. The Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. During the year ended December 31, 2004, the Audit Committee held three meetings with representatives of the independent registered public accounting firm in regards to their review of the first three quarterly financial statements for the year ended December 31, 2004. In addition, the Committee held two meetings with representatives of the independent registered public accounting firm in regards to their audit of the annual financial statements for the year ended December 31, 2003. The Committee also held two meetings privately to discuss other matters.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the reselection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

Respectfully submitted by:
MEMBERS OF THE AUDIT COMMITTEE
Judy Bruner, Chairman
Michael J. Callaghan
John A. Young

PERFORMANCE GRAPH

Corporate Performance Graph

The following graph shows a comparison of cumulative total returns from the effective date of the Company’s initial public offering on September 28, 2000 through December 31, 2004 for the Company, the Nasdaq National Market Index and the Nasdaq Biotech Index. The Nasdaq Biotech Index is a capitalization-weighted index designed to measure the performance of all NASDAQ stocks in the biotechnology sector. The graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of companies like Ciphergen are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy and the prices of biopharmaceutical stocks.

CUMULATIVE TOTAL RETURN* AMONG CIPHERGEN BIOSYSTEMS, INC., THE NASDAQ
NATIONAL MARKET INDEX AND THE NASDAQ BIOTECH INDEX

CUMULATIVE TOTAL RETURN AT PERIOD ENDED

*                    Assumes $100 was invested on September 28, 2000 in each of the Company’s Common Stock at its initial public offering price of $16.00 per share and the Nasdaq National Market Index and the Nasdaq Biotech Index at the closing prices for such indexes at such date. Assumes dividends reinvested. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors”, “Report of the Audit Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and 10% or greater stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2004 all executive officers and directors of the Company complied with all applicable filing requirements.

Certain Business Relationships and Related Party Transactions

In the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in “Employment and Severance Agreements” and (2) the transactions described below.

In March and September, 2004, Robert M. Maurer, formerly Vice President, Business Development, repaid his note related to the early exercise of a stock option, totaling approximately $378,307, including interest. In September and December, 2004, David A. DeNola, formerly Vice President, Biosystems Division Operations, repaid his note related to the early exercise of a stock option, totaling approximately $193,307, including interest. In December 2004, Daniel M. Caserza, Vice President and Corporate Controller, repaid his note related to the early exercise of a stock option, totaling approximately $38,938, including interest. In June 2004 and March 2005, William E. Rich repaid his remaining three notes receivable related to the early exercise of stock options, totaling approximately $581,731, including interest. All of the afore—mentioned note repayments were made at or prior to the maturity dates. Additionally, the Company has one note receivable from John R. Storella, Vice President, Intellectual Property Affairs, in the aggregate principal amount of $49,089 related to the early exercise of a stock option. This full recourse note has a five year term, bearing interest at 6.22%, and is collateralized by the underlying stock and other personal assets. This note receivable related to the early exercise of options is due on September 27, 2005, or immediately upon termination of employment. All of these notes were made prior to the Company’s initial public offering in 2000.

The Company has entered into indemnification agreements with each of its directors and officers.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. O’Donnell
Secretary

Palo Alto, California

Dated: April 29, 2005

CIPHERGEN BIOSYSTEMS, INC.

Ciphergen Biosystems, Inc.
6611 Dumbarton Circle
Fremont, California 94555	proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
JUNE 8, 2005

The undersigned stockholder of Ciphergen Biosystems, Inc. (the “Company”) hereby appoints William E. Rich and Matthew J. Hogan, each with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on April 11, 2005, at the Annual Meeting of Stockholders of the Company to be held on June 8, 2005 (the “Annual Meeting”), at 10:00 a.m. at 6611 Dumbarton Circle, Fremont, California and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS AND AS SAID PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENTS THEREOF.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS RELATING TO THE ANNUAL MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

  Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.

To elect Rajen K. Dalal and John A. Young as the two (2) Class II Directors to the Company’s Board of Directors, each to serve for a three year term and until their successors are duly elected and qualified:

	01 Rajen K. Dalal 02 John A. Young	☐ For	☐ Withheld

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005:	☐ For	☐ Against	☐ Abstain

Address change? If yes, mark box	☐	Date:
and indicate changes below:

Signature(s) in Box

NOTE:  Please sign exactly as name appears hereon.  Joint Owners should each sign.  Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title.  If a corporation, please have an authorized officer sign and indicate the full corporate name.  If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT.  IF YOU DO ATTEND, YOU MAY VOTE IN PERSON IF YOU DESIRE.